July 12, 2026 Robin Rossmann CoStar UK Limited [email address redacted] Dear Robin: CoStar Group (“CoStar” or the “Company”), is pleased to offer you the position of Chief Financial Officer. You will report to Andrew Florance, Chief Executive Officer. The position is full time beginning on or around July 31, 2026 (“Start Date”). The position will be based in the Arlington, VA office, but we expect that you will continue to be based in the London, UK office until you receive US work authorization. We anticipate that your relocation to Arlington will be complete on or before December 31, 2026 (the “US Start Date”). We are confident that your knowledge, skills, and experience will continue to be among our most valuable assets. Your compensation package includes the following: Annual Salary Commencing on your Start Date, your compensation will be £440,000 (£36,666.67, payable monthly) and will transition to $590,000.00 ($22,692.31, payable bi-weekly) after your US Start Date. Annual Leadership Bonus You are eligible to earn an annual incentive bonus of 100% of your base salary consistent with the CoStar Leadership C Bonus Plan, pursuant to objectives as determined by your manager. Please note that, subject to applicable law, you must be employed on the date of the bonus payout to receive the bonus. The annual payout date is expected to be no later than March 15th of the subsequent calendar year. Equity Subject to the approval of the Compensation Committee of the Board of Directors of the Company (“Compensation Committee”), in recognition of your promotion to Chief Financial Officer, you will receive a one-time equity grant (“Additional 2026 Equity Award”) under CoStar Group, Inc.’s 2025 Stock Incentive Plan (the “Plan”) valued at $2,500,000.00 as of July 31, 2026 (“Grant Date”). Consistent with the equity awards granted in 2026 to other executive officers of the Company, the Additional 2026 Equity Award will be (i) 40% in restricted stock units that vest in three equal, annual installments on or around the anniversary of the Grant Date, and (ii) 60% in the form of performance stock units that vest on the date that the Compensation Committee determines the extent to which the applicable performance metrics for the 2026 – 2028 performance period has been satisfied. All determinations regarding the Additional 2026 Equity Award shall be made in accordance with the terms of the Plan, as may be amended or restated (or any successor plan thereto), and your award Ex. 10.1 agreements thereunder. The fair market value of CoStar Group, Inc.’s common stock on the Grant Date will be used for the purposes of calculating the number of Additional 2026 Equity Awards that may be awarded to you (with such number of Additional 2026 Equity Awards being rounded down to the nearest whole Additional 2026 Equity Award). Also, consistent with the other executive officers of the Company, you will be eligible to receive additional equity grants on an annual basis at the discretion of the Chief Executive Officer of the Company, subject to the approval of the Compensation Committee. Relocation Expectations and Package It is expected that you will relocate to the United States after you receive US work authorization and no later than December 31, 2026. CoStar Group will provide relocation services as outlined in the Relocation Package Summary document to assist you with your relocation to Arlington, VA area. You can expect a member of the relocation team to be in touch within a week of signing your offer agreement. Additionally, CoStar Group will provide tax assistance on all applicable services utilized through the relocation provider. Upon offer acceptance, more detailed information on your relocation services will be provided. In addition, you are eligible for a cash relocation subsidy equal to $500,000 (less applicable taxes and withholdings) (the “Relocation Subsidy”), subject to the terms described below. In order to be eligible to earn the full Relocation Subsidy, you must relocate to the United States after your US Start Date but before December 31, 2026, your family must relocate to the United States on or before August 31, 2027 (the “Family Relocation Date”), and you must remain an employee in Good Standing1 through your US Start Date and the Family Relocation Date (each, a “Relocation Subsidy Eligibility Date”). The Relocation Subsidy will be paid in two installments: (1) $250,000 will be paid on the next available pay date following the first Relocation Subsidy Eligibility Date and (2) $250,000 will be paid on the next available pay date following the second Relocation Subsidy Eligibility Date. The Relocation Subsidy is not earned until all payments have been disbursed. You will no longer be eligible to earn any portion of the Relocation Subsidy if, (a) you do not have a US Start Date and relocate to the United States on or before December 31, 2026 and/or (b) prior to either Relocation Subsidy Eligibility Date: 1. You are no longer an employee in Good Standing, 2. You voluntarily terminate your employment with CoStar, or 3. You are terminated by CoStar for Cause (as defined in the CoStar Group, Inc. Amended Executive Severance Plan (the “Executive Severance Plan”)). 1 For the purposes of this offer letter, Good Standing shall mean that, from the date this letter is signed by you through the second Bonus Eligibility Date, you have not received any disciplinary action, are in compliance with your Terms and Conditions of Employment, and are meeting the performance expectations for your role.

Should any of the above apply, you agree that you will repay any disbursed but unearned portion of the Relocation Subsidy and the full amount of the relocation expenses advanced to you by the Company. However, if, prior to a Relocation Subsidy Eligibility Date, you are (a) terminated by CoStar without Cause or (b) not able to complete the relocation due to illness, disability, death, family emergency, or immigration failure, you will not be required to repay any disbursed Relocation Subsidy payments or advanced expenses. The balance of the Relocation Subsidy will not be earned and no further payments will be advanced to you. Family Travel Between your Start Date and the Family Relocation Date, it is anticipated that you will spend at least two weeks per month in the UK. During this time period, CoStar will agree to reimburse you for up to four family trips to the United States. The reimbursable expenses shall include business-class airfare and hotel expenses (as applicable) for your spouse and dependents. Severance You will be eligible for the benefits provided to Executive Officers pursuant to the Executive Severance Plan. Benefits Your UK benefits will remain in place until your US Start Date. Between your US Start Date and your Family Relocation Date, CoStar will provide you and your dependents medical coverage without interruption from your UK medical insurance. You will be eligible for CoStar’s comprehensive medical, dental, prescription, and vision benefits following your US Start Date. This includes 20 days paid vacation per 12-month period, subject to accrual; 5 days sick leave per calendar year, pro-rated based on date of hire; 2 personal days per calendar year, granted on January 1 each year, pro-rated based on date of hire; and 10 company-paid holidays per year. You may review CoStar’s benefits microsite for further details regarding our benefits (https://www.costargroupbenefits.com/public/welcome). This offer is contingent upon CoStar receiving proof of your eligibility to work in the United States and a US Start Date of no later than December 31, 2026. This offer is subject to withdrawal at any time and is conditioned on you executing CoStar’s standard “Terms and Conditions of Employment.” Further, you will receive, or be provided access to, CoStar’s corporate policies on or shortly after your US Start Date and will be expected to execute a “Receipt of Policies.” Your US employment with CoStar is at will.

The entire CoStar Group team is looking forward to working with you and we are confident you will continue to make a significant contribution to the success of our organization. Best regards, Andrew Florance Chief Executive Officer Agreed to and accepted by: Employee Name: _________________________________ Signature: _______________________________________ Date: _____________________________________ Robin Rossmann /s/ Robin Rossmann July 13, 2026